[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

Exhibit 5.1

January 11, 2011

O’Reilly Automotive, Inc.

233 South Patterson

Springfield, Missouri 65802

Re:    O’Reilly Automotive, Inc.

          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to O’Reilly Automotive, Inc., a Missouri corporation (the “Company”), in connection with the registration statement on Form S-3 to be filed on the date hereof (the “Registration Statement”) by the Company and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933 (the “Securities Act”), of an unspecified amount of the Company’s Senior Notes due 2021 (the “Notes”), including the guarantees thereof (the “Guarantees”) by subsidiaries of the Company, including guarantees of the Notes by the subsidiaries of the Company incorporated or formed pursuant to the laws of the State of Delaware and listed on Schedule I hereto (the “Delaware Guarantors”) and the subsidiaries of the Company listed on Schedule II hereto (the “Non-Delaware Guarantors” and, together with the Delaware Guarantors, the “Guarantors”), which will be issued under an indenture (as amended or supplemented, the “Indenture”), to be entered into among the Company, the Guarantors and UMB Bank, N.A., as trustee (the “Trustee”). The Notes and the Guarantees are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)	the form of Indenture, to be filed as an exhibit to the Registration Statement;

O’Reilly Automotive, Inc.

January 11, 2011

(iii)	the form of the Securities included in the Indenture;

(iv)	the form of Underwriting Agreement (the “Underwriting Agreement”), to be filed as an exhibit to the Registration Statement;

(v)	the certificates of incorporation or formation, as applicable, of each of the Delaware Guarantors, each as certified by the Secretary of State of the State of Delaware;

(vi)	the bylaws or operating agreements, as applicable, of each of the Delaware Guarantors, each as certified by Tricia Headley, Secretary of each such Delaware Guarantor; and

(vii)	certain resolutions of the board of directors or other governing body, as applicable, of each of the Delaware Guarantors, adopted January 7, 2011, each as certified by Tricia Headley, Secretary of each of the Delaware Guarantors, relating to the registration of the Guarantees by the Delaware Guarantors and related matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and the Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Company and the Non-Delaware Guarantors have complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of their respective jurisdictions of organization) in connection with the transactions contemplated by the Indenture and the Registration Statement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

O’Reilly Automotive, Inc.

January 11, 2011

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we do not express any opinion as to the effect of the opinions expressed herein of (i) the compliance or noncompliance of any party to the Indenture, the Underwriting Agreement and the Securities (other than with respect to the Company and the Guarantors to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any such party (other than with respect to the Company and the Guarantors to the extent necessary to render the opinions set forth herein);

(b) the terms of the Securities will have been established so as not to, and that the execution and delivery by the Company and the Guarantors of, and the performance of their respective obligations under, the Securities and the Indenture will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company, the Guarantors or any of their respective properties is subject; (ii) any law, rule or regulation to which the Company, the Guarantors or any of their respective properties is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority;

(c) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Securities or any transactions contemplated thereby;

(e) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation); and

(f) to the extent any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions of any agreement or instrument, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction.

To the extent that the opinions expressed herein related to matters governed by (i) the laws of the State of Missouri, we have relied, without independent verification or investigation of any kind, on the opinion of Gallop, Johnson & Neuman, L.C., special Missouri counsel to the Company and the Missouri Guarantors referenced therein, dated as of the date hereof, which is being filed as Exhibit 5.2 to the Registration Statement (the “Missouri Opinion”), and (ii) the laws of the State of Arizona, we have relied, without independent verification or investigation of any kind, on the opinion of Lewis and Roca LLP, special Arizona counsel to CSK Auto, Inc., dated as of the date hereof, which is being filed as Exhibit 5.3 to the Registration Statement (the “Arizona Opinion”), and, in each case, the opinions set forth below are subject to the respective exceptions, qualifications and assumptions contained in the Missouri Opinion and the Arizona Opinion.

Our opinions set forth herein are limited to (i) the General Corporation Law of the State of Delaware, (ii) the Delaware Limited Liability Company Act and (iii) those laws of the State of New York that, in our experience, are normally applicable to transactions of the type

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January 11, 2011

contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The Securities may be issued from time to time on a delayed or continuous basis, and the opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Board of Directors of the Company or an authorized committee thereof, and the board of directors or other governing body, as applicable, of each of the Guarantors, has taken, or the authorized officers of the Company and the Guarantors have taken, all necessary corporate action to fix and determine the terms and to authorize the issuance and delivery of the Securities; (ii) the Underwriting Agreement with respect to the Securities has been duly authorized, executed and delivered by the Company, the Guarantors and the other parties thereto; (iii) the Indenture has been duly authorized, executed and delivered by the Company, the Guarantors and the Trustee; and (iv) the Securities have been duly executed and authenticated in accordance with the terms of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the issuance and sale of the Guarantees by the Delaware Guarantors will have been duly authorized by each of the Delaware Guarantors, and the Securities will be valid and binding obligations of the Company and each of the Guarantors entitled to the benefits of the Indenture and enforceable against the Company and each of the Guarantors, respectively, in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

DELAWARE GUARANTORS

CSK Auto Corporation, a Delaware corporation

CSKAUTO.com, a Delaware corporation

OC Holding Company, LLC, a Delaware limited liability company

SCHEDULE II

NON-DELAWARE GUARANTORS

O’Reilly Automotive Stores, Inc., a Missouri corporation

Ozark Automotive Distributors, Inc., a Missouri corporation

Greene County Realty Co., a Missouri corporation

O’Reilly II Aviation Corporation, a Missouri corporation

Ozark Services, Inc., a Missouri corporation

Ozark Purchasing, LLC, a Missouri limited liability company

CSK Auto, Inc., an Arizona corporation